Exhibit 99.1

Contact: TomoTherapy Incorporated Stephen C. Hathaway, CFO 608-824-2800
TomoTherapy Reports Fourth Quarter Financial Results
Strong Quarterly Revenue; Positive Cash Flow; Backlog of $176 Million
Madison, Wis. — February 11, 2009 — TomoTherapy Incorporated (NASDAQ: TOMO), producer of the Hi·Art® treatment system for advanced radiation therapy, today released financial results for the fourth quarter ended December 31, 2008.
Fourth Quarter Results
The company reported fourth quarter 2008 revenue of $86.3 million, a quarterly record for the company and an increase of 10% from $78.7 million in the prior-year period. Operating income for the three months ended December 31, 2008 was $7.1 million, a 44% increase from $5.0 million in the same period of last year. The company incurred a net loss of $11.5 million, or $0.22 per share for the fourth quarter of 2008, compared to net income of $4.8 million, or $0.09 per share, for the fourth quarter of 2007. The 2008 quarterly results include a charge of $20.6 million related to the establishment of a valuation allowance against deferred tax assets. Excluding this charge, the company would have reported net income of $9.1 million, or $0.17 per diluted share, for the fourth quarter of 2008.
“We are pleased that we achieved performance consistent with previous guidance for revenue, earnings and cash flow,” said Fred Robertson, TomoTherapy’s CEO. “Importantly, our new process for tracking orders that we implemented during the second quarter continues to provide improved accuracy in determining backlog and predicting the timing of shipments.”
The company continues to maintain a strong financial position, closing the year with $155 million of cash, cash equivalents and short-term investments, after generating $13 million of cash during the fourth quarter. The company also renewed its $50 million revolving line of credit during the quarter. There were no borrowings under the credit line during 2008.
The value of new sales orders received during the fourth quarter of 2008 was $37 million. As of December 31, 2008, TomoTherapy had a revenue backlog of $176 million, a 29% decrease from the $248 million backlog as of December 31, 2007. However, the two figures are not comparable, because the company modified its backlog definition during the second quarter of 2008. Backlog now only includes firm orders that have installation sites identified and that the company believes are likely to ship within the next two years. Backlog does not include any revenue from service contracts, which represent a growing portion of the company’s revenue.

Robertson continued, “Although fourth quarter financial performance was in line with our expectations, we experienced weakness in new sales orders. While we achieved strong order growth in Europe, we saw a slowdown in U.S. orders momentum. We are intently focused on initiatives to drive future sales, while at the same time reducing spending to better align costs with near-term revenue expectations. We remain committed to strong management of cash flows and currently believe the company will be marginally cash flow negative in 2009.”
“During the quarter, we made solid progress in strengthening service performance,” added Robertson. “We achieved average uptime across all sites of 97.9% in the fourth quarter and expect the favorable trend in uptimes to continue. More importantly, thanks to our investments in training, diagnostic capabilities and component re-design, the average cost per service contract declined 13% year-over-year. As a result, excluding the cost of the service organization’s infrastructure, our service contracts generated positive margins for the first time in 2008. We anticipate this trend will continue.”
Deferred Tax Valuation Allowance
During the fourth quarter of 2008, the company recorded a charge of $20.6 million related to the establishment of a valuation allowance against its deferred tax assets. Under applicable accounting rules, management concluded that a valuation allowance should be established due to the company’s three-year historical cumulative taxable loss as of the end of 2008, the projected loss for 2009, and the challenging near-term economic conditions that make it more difficult to accurately forecast future results of operations.
“It is important to note that the establishment of a valuation allowance does not reflect a change in our view of the company’s long-term financial outlook,” said Stephen C. Hathaway, CFO. “We remain optimistic about the company’s future prospects. We believe we have the best technology in the market and expect TomoDirect™ to significantly improve our competitive position and better position the company to utilize its deferred tax assets in the future.”
Full Year Results
For the twelve months ended December 31, 2008, the company reported revenue of $204.6 million, a 12% decrease from $232.8 million for the twelve months ended December 31, 2007. The company’s 2008 net loss was $37.5 million, or $0.74 per share, compared to pro forma net income of $10.7 million, or $0.21 per diluted share, for 2007, which excludes the effects of redeemable convertible preferred stock accretion. Including the preferred stock accretion of $237.6 million, the net loss attributable to common shareholders was $226.9 million, or $6.35 per share, for 2007. The 2008 results include the $20.8 million charge related to the establishment of the deferred tax valuation allowance. Excluding this charge, the company would have reported a loss of $16.7 million, or $0.33 per share, for 2008.

Outlook
Management has established its 2009 guidance for revenue in the range of $180 million to $210 million, with a loss in the range of $0.60 to $0.85 per share (excluding any income tax benefits). The company’s quarterly revenue is driven by the installation of a relatively small number of units. Thus, if a few customers defer installation of a Hi-Art system for even a short period of time, recognition of a significant amount of revenue may be deferred to a subsequent period. Even though the company has improved its ability to project its conversion of backlog into revenue, it is particularly difficult to predict the effects of certain external factors such as construction delays and credit issues, which can also affect the timing of deliveries. Given the current global economic volatility and ongoing credit crisis, revenue has become even more difficult to predict. Thus, consistent with prior years, management is not providing specific quarterly guidance at this time. However, similar to last year, 2009 is expected to be back-end loaded based on the timing of expected customer deliveries. As in 2008, management currently anticipates 30% to 40% of its revenue will be generated in the first half of the year, including a somewhat soft first quarter.
Robertson concluded, “Despite the near-term challenges we are facing, we remain confident in TomoTherapy’s technology leadership position. As we look to the future, there are many factors that we believe should accelerate sales performance. First, initial customer response to our new TomoDirect offering has been positive. We are taking orders for both new placements and upgrades, and are on track for product shipment in the second half of 2009. Second, in December, Ralph Vaello joined the company as vice president of global sales. He is well-respected in the radiation oncology market and brings strong leadership and many new ideas to TomoTherapy. Third, our recently signed agreement with Hitachi should re-open the Japanese market, the second largest radiation therapy market in the world. The company had little sales and order activity in Japan in 2008 due to the distributor transition. Finally, our European operations continue to perform well. In addition, we also have a robust pipeline in the areas of adaptive therapy, motion management, proton therapy and other initiatives that we believe will drive innovation, expand our global market presence, and enhance quality and reliability.”

Investor Conference Call
TomoTherapy will conduct a conference call regarding its fourth quarter 2008 results at 5:00 p.m. EST today (4:00 p.m. CST). To hear a live Webcast or replay of the call, visit the Investor Relations page at TomoTherapy.com, where it will be archived for two weeks. To access the call via telephone, dial 1-800-891-3155 from inside the United States or 1-617-597-5527 from outside the United States, and enter passcode 17108362. The replay can be accessed by dialing 1-888-286-8010 from inside the United States or 1-617-801-6888 from outside the United States and entering passcode 11156344. The telephone replay will be available through 10:59 p.m. CST on Saturday, February 14, 2009.
About TomoTherapy Incorporated
TomoTherapy Incorporated has developed, manufactures and sells the TomoTherapy® Hi ·Art ® treatment system, an advanced radiation therapy system for the treatment of a wide variety of cancers. The Hi ·Art treatment system combines integrated CT imaging with radiation therapy to deliver radiation treatment with speed and precision while reducing radiation exposure to surrounding healthy tissue, which can lead to improved patient outcomes. The company’s stock is traded on the NASDAQ Global Select Market under the symbol “TOMO.” To learn more about TomoTherapy, please visit TomoTherapy.com.
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning market acceptance of the company’s technology; growth drivers; the company’s orders, revenue, backlog or earnings growth; future financial results and any statements using the terms “should,” “believe,” “outlook,” “expect,” “anticipate” or similar statements are forward-looking statements that involve risks and uncertainties that could cause the company’s actual results to differ materially from those anticipated. Such risks and uncertainties include: demand for the company’s products; impact of sales cycles and competitive products and pricing; the effect of economic conditions and currency exchange rates; the company’s ability to develop and commercialize new products; its reliance on sole or limited-source suppliers; its ability to increase gross margins; the company’s ability to meet U.S. Food and Drug Administration (FDA) and other regulatory agency product clearance and compliance requirements; the possibility that material product liability claims could harm future revenue or require the company to pay uninsured claims; the company’s ability to protect intellectual property; the impact of managed care initiatives, other health care reforms and/or third-party reimbursement levels for cancer care; potential loss of key distributors or key personnel; risk of interruptions to its operations due to terrorism, disease or other events beyond the company’s control; and the other risks listed from time to time in the company’s filings with the U.S. Securities and Exchange Commission, which by this reference are incorporated herein. TomoTherapy assumes no obligation to update or revise the forward-looking statements in this release because of new information, future events or otherwise.

TOMOTHERAPY INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three months ended December 31,		Year ended December 31,
	2008	2007	2008	2007
	(unaudited)		(unaudited)

Revenue	$86,294	$78,711	$204,589	$232,810
Cost of revenue	56,624	50,443	155,083	146,137

Gross profit	29,670	28,268	49,506	86,673

Operating expenses:
Research and development	12,041	9,833	42,557	34,304
Selling, general and administrative	10,486	13,463	46,336	42,307

Total operating expenses	22,527	23,296	88,893	76,611

Income (loss) from operations	7,143	4,972	(39,387)	10,062
Other income (expense):
Interest income	858	—	4,754	6,056
Interest expense	(15)	—	(49)	(221)
Other income (expense), net	700	2,441	1,023	553

Total other income (expense)	1,543	2,441	5,728	6,388

Income (loss) before income tax and noncontrolling interests	8,686	7,413	(33,659)	16,450
Income tax expense	22,551	2,567	10,331	5,788

Income (loss) before noncontrolling interests	(13,865)	4,846	(43,990)	10,662
Noncontrolling interests	2,341	—	6,480	—

Net income (loss)	(11,524)	4,846	(37,510)	10,662
Accretion of redeemable convertible preferred stock	—	—	—	(237,582)

Net income (loss) attributable to common shareholders	$(11,524)	$4,846	$(37,510)	$(226,920)

Net income (loss) per share attributable to common shareholders:
Basic	$(0.22)	$0.10	$(0.74)	$(6.35)

Diluted	$(0.22)	$0.09	$(0.74)	$(6.35)

Weighted average common shares outstanding used in computing net income (loss) per share attributable to common shareholders:
Basic	51,832	49,547	50,704	35,731

Diluted	51,832	54,066	50,704	35,731

Pro forma net income (loss) per share:
Basic		$0.10		$0.24

Diluted		$0.09		$0.21

Weighted average common shares outstanding used in computing pro forma net income (loss) per share:
Basic		49,547		45,028

Diluted		54,066		49,919

TOMOTHERAPY INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,	December 31,
	2008	2007
	(unaudited)
ASSETS
Cash and equivalents	$65,967	$191,780
Short-term investments	88,825	—
Receivables, net	41,259	44,108
Inventories, net	63,983	53,171
Deferred tax assets	—	3,433
Prepaid expenses and other current assets	1,890	1,622

Total current assets	261,924	294,114
Property and equipment, net	22,157	19,894
Deferred tax assets	—	6,027
Other non-current assets, net	11,851	6,642

TOTAL ASSETS	$295,932	$326,677

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$7,804	$17,655
Accrued expenses	18,471	21,699
Accrued warranties	7,431	7,973
Deferred revenue	28,139	15,517
Customer deposits	15,494	19,821

Total current liabilities	77,339	82,665
Other non-current liabilities	7,207	5,318

TOTAL LIABILITIES	84,546	87,983

Noncontrolling interests	2,777	—

TOTAL SHAREHOLDERS’ EQUITY	208,609	238,694

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$295,932	$326,677

TOMOTHERAPY INCORPORATED AND SUBSIDIARIES
CONSOLIDATING STATEMENTS OF OPERATIONS
(In thousands)

	Three months ended December 31, 2008				Year ended December 31, 2008
	Tomo	CPAC	Elims	Consolidated	Tomo	CPAC	Elims	Consolidated
	(unaudited)				(unaudited)

Revenue	$86,294	$—	$—	$86,294	$204,589	$—	$—	$204,589
Cost of revenue	56,624	—	—	56,624	155,083	—	—	155,083

Gross profit	29,670	—	—	29,670	49,506	—	—	49,506

Operating expenses:
Research and development	9,430	2,611	—	12,041	35,316	7,241	—	42,557
Selling, general and administrative	10,207	279	—	10,486	45,411	925	—	46,336

Total operating expenses	19,637	2,890	—	22,527	80,727	8,166	—	88,893

Income (loss) from operations	10,033	(2,890)	—	7,143	(31,221)	(8,166)	—	(39,387)
Other income	1,535	8	—	1,543	5,701	27	—	5,728

Income (loss) before income tax and noncontrolling interests	11,568	(2,882)	—	8,686	(25,520)	(8,139)	—	(33,659)
Income tax expense	22,551	—	—	22,551	10,331	—	—	10,331

Income (loss) before noncontrolling interests	(10,983)	(2,882)	—	(13,865)	(35,851)	(8,139)	—	(43,990)
Noncontrolling interests	—	—	2,341	2,341	—	—	6,480	6,480

Net income (loss)	$(10,983)	$(2,882)	$2,341	$(11,524)	$(35,851)	$(8,139)	$6,480	$(37,510)

TOMOTHERAPY INCORPORATED AND SUBSIDIARIES
REGULATION G RECONCILIATION SCHEDULE
(In thousands, except per share amounts)

	Three months ended	Year ended
	December 31, 2008	December 31, 2008
	(unaudited)	(unaudited)

Net loss, as reported	$(11,524)	$(37,510)
Deferred Tax Valuation Allowance	20,584	20,824

Net income (loss), as adjusted	$9,060	$(16,686)

Basic EPS, as reported	$(0.22)	$(0.74)
Deferred Tax Valuation Allowance	0.39	0.41

Basic EPS, as adjusted	$0.17	$(0.33)

Diluted EPS, as adjusted	$0.17	$(0.33)

Weighted average common shares outstanding used in computing net income (loss) per share attributable to common shareholders:
Basic	51,832	50,704

Diluted	52,143	50,704

This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measure and the financial measure calculated and reported in accordance with GAAP.
These non-GAAP financial measures should not be considered in isolation, or as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The company believes that it is meaningful for investors to be made aware of and be assisted in gaining a better understanding of the relative impact of recording a 100% valuation allowance against our deferred tax assets. The adjusted information is intended to be more indicative of the company’s core operating results.